Exhibit 10.3

ENGILITY HOLDINGS, INC.
AMENDED AND RESTATED 2012 LONG TERM PERFORMANCE PLAN
RESTRICTED STOCK UNIT AGREEMENT (DIRECTORS)

This Restricted Stock Unit Agreement (this “Agreement”), effective as of the Grant Date (as defined below), is between Engility Holdings, Inc., a Delaware corporation (the “Corporation”), and the Participant (as defined below).

1.    Definitions. The following terms shall have the following meanings for purposes of this Agreement:

(a)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(b)    “Grant Date” shall mean [DATE].

(c)    “Participant” shall mean [DIRECTOR NAME].

(d)    “Restricted Period” shall mean the period beginning on the Grant Date and expiring on the earlier of (i) the date on which the Participant ceases to be a director of the Corporation due to his Separation from Service, death or “permanent disability” (as defined in Treasury Regulation Section 1.409A-3(i)(4) or (ii) the occurrence of a Change in Control (as defined in the Plan) that constitutes a Section 409A Change in Control Event.

(e)    “Restricted Units” shall mean [# of RSUs] restricted units, as the same may be adjusted from time to time in accordance with the terms hereof.

(f)    “Section 409A Change in Control Event” shall mean a change in ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(g)    “Separation from Service” shall mean a Participant’s “separation from service” from the Corporation as such term is defined in Treasury Regulation Section 1.409A-1(h).

(h)    “Shares” shall mean a number of shares of the Corporation’s Common Stock, par value $0.01 per share, equal to the number of Restricted Units.

(i)    “Specified Employee” shall mean a “specified employee” as defined in Treasury Regulation Section 1.490A-1(i).

(j)    “Vesting Date” shall mean the earliest of: (a) the first anniversary of the Grant Date (or if later, the date of the Corporation’s first regular annual meeting of stockholders held after the Grant Date), (b) the termination of the Participant’s service as a director of the Corporation by reason of death or “permanent disability” (as defined in Treasury Regulation Section 1.409A-3(i)(4)) or (c) the occurrence of a Section 409A Change in Control Event.

2.    Grant of Units. The Corporation hereby grants the Restricted Units to the Participant, each of which represents the right to receive one Share (or cash in lieu of a Share as provided herein)

upon the expiration of the Restricted Period, subject the terms, conditions and restrictions set forth in the Engility Holdings, Inc. Amended and Restated 2012 Long Term Performance Plan (the “Plan”) and this Agreement.

3.    Restricted Unit Account. The Corporation shall cause an account (the “Unit Account”) to be established and maintained on the books of the Corporation to record the number of Restricted Units credited to the Participant under the terms of this Agreement. The Participant’s interest in the Unit Account shall be that of a general, unsecured creditor of the Corporation.

4.    Restrictions on Transfer During Restricted Period. Until the Restricted Period has expired or terminated and the Restricted Units have been settled, the Restricted Units shall not be sold, assigned, transferred, pledged, hypothecated, loaned, or otherwise disposed of, and during the Participant’s lifetime the Participant’s rights with respect to the Restricted Units shall be exercised only by such Participant or by his or her guardian or legal representative, except that the Restricted Units may be transferred by will or by the laws of descent and distribution. Any sale, assignment, transfer, pledge, hypothecation, loan or other disposition other than in accordance with this Section 4 shall be null and void.

5.    Vesting; Forfeiture. Notwithstanding anything in this Agreement to the contrary, the Participant shall forfeit the Restricted Units and all of the Participant’s rights hereunder shall cease (unless otherwise provided for by the Committee in accordance with the Plan) in the event that either: (a) the Restricted Period expires prior to the Vesting Date or (b) the Participant is removed as a director of the Corporation for cause.

6.    Dividend Equivalents. If the Corporation pays a cash dividend or distribution on its Common Stock, the Participant’s Unit Account shall be credited as of the payment date with an additional number of Restricted Units equal to the following calculation: (i) the amount payable per share of Common Stock outstanding as of record date of the dividend or distribution, multiplied by (ii) the number of Restricted Units credited to the Participant’s Unit Account as of the record date for the dividend or distribution, divided by (iii) the Fair Market Value (as defined in the Plan) of a share of Common Stock as of the payment date.

7.    No Right to Continue as a Director. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Participant any right to continue as a director of the Corporation, nor shall this Agreement or the Plan interfere in any way with the right of the Corporation or its directors or stockholders to remove the Participant as a director in accordance with the bylaws of the Corporation.

8.    No Rights as a Stockholder. The Participant’s interest in the Restricted Units shall not entitle the Participant to any rights as a stockholder of the Corporation. The Participant shall not be deemed to be the holder of, or have any of the rights and privileges of a stockholder of the Corporation in respect of, the Shares unless and until such Shares have been issued to the Participant in accordance Section 11.

9.    Adjustments Upon Change in Capitalization. In the event of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or similar capital adjustment, as a result of which shares of any class shall be issued in respect of outstanding shares of the Corporation’s Common Stock or shares of Corporation’s Common Stock shall be changed into a different number of shares or into another class or classes or into other property or cash, the Restricted Units, the Participant’s

Unit Account and/or the Shares shall be adjusted to reflect such event so as to preserve (without enlarging) the value of the award hereunder, with the manner of such adjustment to be determined by the Committee in its sole discretion. This paragraph shall also apply with respect to any extraordinary dividend or other extraordinary distribution in respect of the Corporation’s Common Stock (whether in the form of cash or other property).

10.    General Restrictions. Notwithstanding anything in this Agreement to the contrary, the Corporation shall have no obligation to issue or transfer the Shares as contemplated by this Agreement unless and until such issuance or transfer shall comply with all relevant provisions of law and the requirements of any stock exchange on which the Corporation’s shares are listed for trading.

11.    Issuance of Shares.

(a) General Payment Terms. Upon the expiration of the Restricted Period (unless otherwise elected by the Participant pursuant to a properly executed election form, as provided in Section 11(b) below) and subject to Sections 5 and 10 and payment by the Participant of any applicable withholding taxes, the Corporation shall, as soon as reasonably practicable (and in any event within 75 days of the expiration of the Restricted Period), either (a) issue the Shares to the Participant, free and clear of all restrictions, or (b) in the sole discretion of the Committee, make a payment of cash to the Participant (or to the executors or administrators of Participant’s estate in the event of the Participant’s death) equal to the Fair Market Value of the Shares that would otherwise have been issued pursuant to (a) above; provided, that if the expiration of the Restricted Period results from a Section 409A Change in Control Event, then notwithstanding the foregoing (but subject to Section 11(b) below), the Shares shall be issued within 30 days of the Section 409A Change in Control Event; provided further, that in the event the Participant is a Specified Employee and the expiration of the Restricted Period does not result from the death of the Participant, the Participant’s “permanent disability” (as defined in Treasury Regulation Section 1.409A-3(i)(4)) or a Section 409A Change in Control Event, then notwithstanding the foregoing, the Shares shall be issued as soon as reasonably practicable following (and not prior to) the date that is six months after the expiration of the Restricted Period (and in any event within 75 days after such date). The Corporation may not be required to deliver any fractional Shares, but shall pay, in lieu thereof, the Fair Market Value (as defined in the Plan) thereof as of the date on which the Shares first become issuable under this Section. The Corporation shall pay any costs incurred in connection with issuing the Shares. Upon the issuance of the Shares to the Participant, the Participant’s Unit Account shall be eliminated. Notwithstanding the provisions of this Section, if the Restricted Units have been transferred in accordance with the provisions of Section 4 prior to the issuance of the Shares to the Participant in accordance with this Section, then the issuance of the Shares and any payment in lieu of fractional Shares shall be made to the transferee(s).

(b) Permitted Elections. Nothwithstanding any other provision of this Agreement, the Participant may elect in writing (on a form approved by the Corporation) to designate the time and form of payment of the Restricted Units issuable with respect to any vested Restricted Units, provided that such election is made in accordance with the requirements of Treasury Regulation Section 1.409A-2(a)(5). Such deferral election shall be irrevocable and shall designate the time and form of payment under which the Restricted Units are payable from either (i) the Participant’s Separation from Service or (2) the earlier of the Participant’s Separation from Service or a Section 409A Change in Control Event and paid in the form of either (x) a single lump sum or (y) substantially equal annual installments over a period of 1 to 15 years. Any deferral elections which fail to meet the requirements of Treasury Regulation 1.409A-2(a)(5) or are deemed to be ineffective thereunder, or alternatively, as otherwise permitted by Treasury Regulation 1.409A-2(a), shall be void and not given effect. In the event the Participant makes a deferral election pursuant to this Section 11(b), the Participant may subsequently modify such election as to the date on which such Units hereunder are payable, provided such subsequent election meets the requirements of Treasury Regulation Section 1.409A-2(b).

12.    Subsidiary. As used herein, the term “subsidiary” shall mean, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50% or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

13.    Plan Governs. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

14.    Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but, subject to the terms and conditions of the Plan and this Agreement, only by a written instrument executed by the parties hereto.

15.    Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof. If the Participant has received a copy of this Agreement (or the Plan or any other document related hereto or thereto) translated into a language other than English, such translated copy is qualified in its entirety by reference to the English version thereof, and in the event of any conflict the English version will govern.

17.    Successors in Interest.     This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation. This Agreement shall inure to the benefit of the Participant or the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be final, binding and conclusive upon the Participant’s heirs, executors, administrators and successors.

18.    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action determination or interpretation made in good faith with respect to the Plan or the Restricted Units. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

19.    Resolution of Disputes.     Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Participant and Corporation for all purposes.

20.    Data Privacy Consent. As a condition of the grant of the Restricted Units, the Participant hereby consents to the collection, use and transfer of personal data as described in this paragraph. The Participant understands that the Corporation and its subsidiaries hold certain personal information about the Participant, including name, home address and telephone number, date of birth, social security number, salary, nationality, job title, ownership interests or directorships held in the Corporation or its subsidiaries, and details of all restricted units or other equity awards or other entitlements to shares of common stock awarded, cancelled, exercised, vested or unvested (“Data”). The Participant further understands that the Corporation and its subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Participant’s participation in the Plan, and that the Corporation and any of its subsidiaries may each further transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. The Participant understands that these recipients may be located in the European Economic Area or elsewhere, such as the United States. The Participant hereby authorizes them to receive, possess, use, retain and transfer such Data as may be required for the administration of the Plan or the subsequent holding of shares of common stock on the Participant’s behalf, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer to a broker or other third party with whom the Participant may elect to deposit any shares of common stock acquired under the Plan. The Participant may, at any time, view such Data or require any necessary amendments to it.

21.    Limitation on Rights; No Right to Future Grants. By accepting this Agreement and the grant of the Restricted Units contemplated hereunder, the Participant expressly acknowledges that (a) the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) the grant of Restricted Units is a one-time benefit that does not create any contractual or other right to receive future grants of restricted units, or benefits in lieu of restricted units; (c) all determinations with respect to future grants of restricted units, if any, including the grant date, the number of Shares granted and the restricted period, will be at the sole discretion of the Corporation; (d) the Participant’s participation in the Plan is voluntary; and (e) the future value of the underlying Shares is unknown and cannot be predicted with certainty.

22.    Award Administrator. The Corporation may from time to time to designate a third party (an “Award Administrator”) to assist the Corporation in the implementation, administration and management of the Plan and any Restricted Units granted thereunder, and by facilitating through electronic means acceptance of Restricted Unit Agreements by Participants.

23.    Section 409A. This Agreement is intended to comply and shall be interpreted in accordance with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Without limiting the foregoing, the Committee shall have the right to amend the terms and conditions of this Agreement in any respect as may be necessary or appropriate to comply with Section 409A of the Code or any regulations promulgated thereunder, including without limitation by delaying the issuance of the Shares contemplated hereunder.

24.    Book Entry Delivery of Shares. Whenever reference in this Agreement is made to the issuance or delivery of certificates representing one or more Shares, the Corporation may elect to issue or deliver such Shares in book entry form in lieu of certificates.

25.    Acceptance. This Agreement shall not be enforceable until it has been executed by the Participant. In the event the Corporation has designated an Award Administrator, the acceptance (including through electronic means) of the Restricted Unit award contemplated by this Agreement in accordance with the procedures established from time to time by the Award Administrator shall be deemed to constitute the Participant’s acknowledgment and agreement to the terms and conditions of this Agreement and shall have the same legal effect in all respects of the Participant having executed this Agreement by hand.

By:    ENGILITY HOLDINGS, INC.

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Anthony Smeraglinolo
President and Chief Executive Officer

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Thomas O. Miller
Senior Vice President, General Counsel and
Corporate Secretary

Acknowledged and Agreed
as of the date first written above:

______________________________
Participant Signature